                                                                     EXHIBIT 4.1

                          CERTIFICATE OF INCORPORATION
                             OF PERCEPTRONICS, INC.

         FIRST:   The name of the Corporation is Perceptronics, Inc.
(hereinafter sometimes referred to as the "Corporation").

         SECOND: The address of the registered office of the Corporation in the State of Delaware is 229 So. State Street, Dover, Delaware 19901, in the City of Dover, County of Kent. The name of the registered agent at that address is The Prentice-Hall Corporation System, Inc.

         THIRD:   The purpose of the Corporation is to engage in any lawful
act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

         FOURTH:

                  (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is sixteen million (16,000,000), consisting of:

                           (1) one million (1,000,000) shares of Preferred Stock, par value one-tenth cent ($.001 per share) (the "Preferred Stock"); and

                           (2) fifteen million (15,000,000) shares of Common Stock, par value one-tenth cent ($.001) per share (the "Common Stock").

                  (b) The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series to the extent permitted by the Delaware General Corporation Law, as amended from time to time.

         FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and shareholders:

                  (a) The holders of each class or series of stock entitled to vote in the election of directors shall be entitled to cumulative voting in the election of directors in the manner provided in the by-laws of the Corporation.

                  (b) The directors shall have the concurrent power with the stockholders to adopt, amend or repeal the by-laws of the Corporation.

         SIXTH: A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         Any repeal or modification of the foregoing provisions of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protections of a director of the Corporation existing at the time of such repeal or modification.

         SEVENTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation.

         EIGHTH: The names and mailing address of the sole incorporator are as follows:

                  Name                      Mailing Address
                  ----                      ---------------

            Charles Baclet             Prentice-Hall Corporate Services
                                       6430 Sunset Boulevard
                                       Los Angeles, California 90028

         I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and accordingly, have hereto set my hand this 8th day of September, 1987.



                                                              /s/ Charles Baclet
                                                              ------------------
                                                              Charles Baclet

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (hereinafter called the "Merger Agreement") is made as of September 11, 1987 by and between PERCEPTRONICS, INC., a California corporation (the "Company"), and PERCEPTRONICS, INC., a Delaware corporation and a wholly-owned subsidiary of the Company ("Perceptronics Delaware").


                                    RECITALS

         A. The Board of Directors of the Company and the Board of Directors of Perceptronics Delaware deem it advisable that the Company merge into Perceptronics Delaware pursuant to the General Corporation Law of the State of Delaware ("Delaware Law") and the General Corporation Law of the State of California ("California Law"), and the Board of Directors of each of such corporations has approved this Agreement.

         B. The Board of Directors of the Company has directed that this Agreement be submitted to a vote of the Company's shareholders at the 1987 Annual Meeting of Shareholders to be held on October 15, 1987, or any adjournment thereof.

         C. The Company, as the sole shareholder of Perceptronics Delaware, has adopted and approved this Agreement by written consent dated as of September 11, 1987.

         NOW, THEREFORE, the parties do hereby adopt the plan of reorganization encompassed by this Merger Agreement and do hereby agree that the Company shall merge into Perceptronics Delaware on the following terms, conditions and other provisions:

                             I. TERMS AND CONDITIONS

         1.1 MERGER. The Company shall be merged with and into Perceptronics Delaware, and Perceptronics Delaware shall be the surviving corporation (the "Merger"), effective upon the date when a duly executed copy of this Merger Agreement is filed with the Secretaries of State of Delaware and California (the "Effective Date").

         1.2      EFFECT OF MERGER:

                  (a) On the Effective Date, the separate corporate existence of the Company shall cease and the corporate existence of Perceptronics Delaware, as governed by Delaware Law, shall continue unimpaired and unaffected by the Merger.

                  (b) On the Effective Date, the shares of Perceptronics Delaware Common Stock theretofore issued and outstanding shall be retired and canceled.

                  (c) On the Effective Date, each share of the Company's Common Stock issued and outstanding shall be converted by reason of the Merger and without any action on the part of the holders thereof into and become one share of Perceptronics Delaware Common Stock. The shares of the Company's Common Stock so converted shall cease to exist as such and shall exist only as shares of Perceptronics Delaware Common Stock.

         1.3 STOCK CERTIFICATES. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of the Common Stock of the Company shall be deemed for all purposes to evidence ownership of and to represent the shares of Perceptronics Delaware into which the shares of the Company represented by such certificates have been converted as herein provided. The registered owner on the books and records of the Company or its transfer agents of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to Perceptronics Delaware or its transfer agents, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Perceptronics Delaware evidenced by such outstanding certificate as above provided.

         1.4 OPTIONS, WARRANTS AND CONVERTIBLE SECURITIES. Upon the Effective Date, Perceptronics Delaware will assume and continue the Company's 1982 Incentive Stock Option Plan and 1984 Non-Qualified Stock Option Plan, and each option, warrant or other security exercisable or convertible into Common Stock of the Company outstanding immediately prior to the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, become an option, warrant or other security to purchase the same number of shares of Common Stock of Perceptronics Delaware with no other changes in the terms and conditions thereof, including exercise of conversion prices.

                  II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

         2.1 PERCEPTRONICS DELAWARE CERTIFICATE OF INCORPORATION AND BY-LAWS. The Certificate of Incorporation of Perceptronics Delaware, as in effect on the Effective Date, shall continue to be the Certificate of Incorporation of Perceptronics Delaware until further amended in accordance with the provisions thereof and applicable law. The By-laws of Perceptronics Delaware, as amended and in effect on the Effective Date, shall continue to be the By-laws of Perceptronics Delaware without change or amendment until further amended in accordance with the provisions thereof and applicable law.

         2.2 PERCEPTRONICS DELAWARE DIRECTORS AND OFFICERS. The directors of Perceptronics Delaware shall continue in office for their current terms and until their successors are elected and qualified, or until their death, resignation or removal. The officers of Perceptronics Delaware shall remain officers of Perceptronics Delaware on the Effective Date and shall serve at the pleasure of the Board of Directors.

                            III. CONDITIONS TO MERGER

         3.1 CONDITIONS. The consummation of the Merger and the other transactions contemplated by this Agreement is subject to the satisfaction of the following conditions prior to or on the Effective Date:

                  (a) SHAREHOLDER APPROVAL. The principal terms of this Agreement shall have been approved by the Company's shareholders; and

                  (b) LISTING. The shares of Perceptronics Delaware Common Stock to be issued shall be, upon official notice of issuance, listed on the National Association of Securities Dealers' Automatic Quotation System ("NASDAQ").

                     IV. TRANSFER OF ASSETS AND LIABILITIES

         On the Effective Date, the rights, privileges, powers and franchises, both of a public as well as of a private nature, of each of the Company and Perceptronics Delaware shall be vested in and possessed by Perceptronics Delaware, subject to all the disabilities, duties and restrictions of or upon each of the Company and Perceptronics Delaware; and all rights, privileges, powers and franchises of each of the Company and Perceptronics Delaware, and all property, real, personal and mixed, of each of the Company and Perceptronics Delaware, and all debts due to each of the Company and Perceptronics Delaware on whatever account, and all things in action or belonging to each of the Company and Perceptronics Delaware shall be transferred to and wasted in Perceptronics Delaware; and all property, rights, privileges, powers and franchises, and all and every other interest, shall be thereafter as effectually the property of Perceptronics Delaware as they were of the Company and Perceptronics Delaware, and the title to any real estate vested by deed or otherwise in either of the Company or Perceptronics Delaware shall not revert or be in any way impaired by reason of the Merger; PROVIDED, HOWEVER, that the liabilities of the Company and Perceptronics Delaware and of their shareholders, directors and officers shall not be affected and all rights of creditors and all liens upon any property or either of the Company or Perceptronics Delaware shall be preserved unimpaired, and any claim existing or action or proceeding pending by or against either the Company or Perceptronics Delaware may be prosecuted to judgment as if such Merger had not taken place except as they may be modified with the consent of such creditors and all debts, liabilities and duties of or upon each of the Company and Perceptronics Delaware shall attach to Perceptronics Delaware, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. The parties hereto agree that from time to time and as and when requested by Perceptronics Delaware, or by its successors or assigns, to the extent permitted by law, the officers and directors of Company or Perceptronics Delaware are fully authorized in the name of the Company or otherwise to execute and deliver all such deeds, assignments, confirmations, assurances and other instruments and to take or cause to be taken all such further action as Perceptronics Delaware may deem necessary or desirable in order to vest, perfect, confirm in or assure Perceptronics Delaware title to and possession of all of said property, rights, privileges, powers and franchises and otherwise to carry out the intent and purposes of this Merger Agreement.

                                V. MISCELLANEOUS

         5.1 ABANDONMENT. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of the Company, notwithstanding approval of this Merger Agreement by the shareholders of the Company.

         5.2 AMENDMENT. At any time before the Effective Date, this Merger Agreement may be amended, modified or supplemented by the Board of Directors of the parties hereto, notwithstanding approval of this Merger Agreement by the shareholders of the Company, provided, however, that no such amendment, modification or supplement not approved by the shareholders shall change any of this Agreement's principal terms.

         5.3 COUNTERPARTS. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

         IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by the Board of Directors of each of the parties hereto, is hereby executed on behalf of each of said corporations and attested by their respective officers thereunto duly authorized.

                                 PERCEPTRONICS, INC.
                                 A California corporation


                                 By:  /s/ Gershon Weltman
                                      ----------------------------------------
                                      Gershon Weltman, Chief Executive Officer
Officer

                                 ATTEST:

                                 /s/ Sarah A. S. Goldberg
                                 -----------------------------------------
                                 Sarah A. S. Goldberg, Secretary


                                 PERCEPTRONICS, INC.
                                 A Delaware corporation


                                 By:  /s/ Gershon Weltman
                                      ----------------------------------------
                                      Gershon Weltman, Chief Executive Officer
Officer

                                 ATTEST:

                                 /s/ Sarah A. S. Goldberg
                                 -----------------------------------------
                                 Sarah A. S. Goldberg, Secretary

                           CERTIFICATE OF SECRETARY OF

                   PERCEPTRONICS, INC., A DELAWARE CORPORATION


         The undersigned, being the Secretary of Perceptronics, Inc., a Delaware corporation, does hereby certify that the foregoing Agreement and Plan of Merger was adopted and approved by the sole shareholder of Perceptronics, Inc., a Delaware corporation, by written consent dated as of September 11, 1987.

Date:    October 21, 1987                  /s/ Sarah A. S. Goldberg
                                           -------------------------------
                                           Sarah A. S. Goldberg, Secretary

                   Certificate of Designation, voting Powers,
                      Preferences and Rights of Two Series
                    of Preferred Stock of Perceptronics, Inc.


          Pursuant to Section 151(g) of the Delaware General Corporation Law, I, Gershon Weltman, Ph.D., Chief Executive Officer of Perceptronics, Inc., a Delaware corporation (the "Corporation"), hereby certify that the following is a true and correct copy of a resolution duly adopted by the Corporation's Board of Directors at meetings hold on April 27, 1993, at which a quorum was present and acting throughout, and that the resolution has not bean rescinded or amended and is in full force and effect at the date hereof:

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Corporation's Board of Directors by the Corporation's Certificate of Incorporation, as amended to date, the Board of Directors hereby creates two series of Preferred Stock of the Corporation, to be designated "Series A Convertible Preferred Stock," consisting of 500,000 shares, and "Series B Convertible Preferred Stock," consisting of 246,700 shares, (hereinafter referred to as the "Preferred Stock") and hereby fixes the voting powers, designations, preferences and relative participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock, as follows; and

         RESOLVED, FURTHER, that the Series A Preferred Stock shall be issued in two classes, which shall be designated and known as "Series A-1 Preferred Stock" and "Series A-2 Preferred Stock," and that the number of shares constituting each class shall be 250,000 shares of Series A-1 Preferred Stock and 250,000 shares of Series A-2 Preferred Stock, and that all series and classes of Preferred Stock shall be identical with each other in all respects except as otherwise provided herein.

         Section 1. DEFINITIONS. The following terms shall have the following meanings:

                  1.1 "Additional Shares of Common Stock," shall mean all shares of Common Stock of the Corporation issued by the Corporation after March 31, 1993 except Common Stock which may be issued pursuant to (a) the conversion of the Preferred Stock and (b) the exercise by employees or directors of or consultants to the Corporation or any of its subsidiaries of options outstanding on the date hereof or granted after the date hereof pursuant to any stock option plan presently in effect or which may here after be adopted by the Corporation.

                  1.2 "Base Series A Conversion Rate," means the sum of (a)
6.154 shares of Common Stock for each share of Series A Preferred Stock, plus
(b) on the first business day of each January, April, July and October in each year beginning July 1, 1993, 0.75% of the Base Series A Conversion Rate at such time for each share of Series A Preferred Stock, as such rate may be adjusted from time to time in accordance with Section 5 hereof. "Base Series B Conversion Rate" shall mean a rate equal to 10 shares of Common Stock for each share of Series B Preferred Stock, as such rate may be adjusted from time to time in accordance with Section 5 hereof.

                  1.3 "Common Stock" shall include any stock into which the Company 's Common Stock may hereinafter be changed.

                  1.4 "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

                  1.5 "Current Market Price" per share of Common Stock at any date herein specified shall mean the average of the daily market prices for 30 consecutive Trading Days commencing 45 days before such date, except that for purposes of this Section 1.5, the "Current Market Price" per share of Common Stock shall mean the market price on the Trading Day therein specified; provided that the Current Market Price of any securities sold in an underwritten pubic offering shall be the price at which such securities are offered to the public therein. The market price for each such Trading Day shall be the last reported sales price on the principal exchange on which the Common Stock is listed, or the NASDAQ National Market System or over-the-counter market.

                  1.6 "Junior Stock" shall mean the Common Stock or any other class or series of capital stock of the Corporation which at the time of issuance is not declared to be senior to or on a parity with the Preferred Stock as to dividends or rights upon liquidation.

                  1.7 "Liquidation Preference" shall mean (a) with respect to the Series A Preferred Stock $4.00 per share; provided, that on the first business day of each January, April, July and October in each year beginning July 1, 1993, the Liquidation Preference for the Series A Preferred Stock shall automatically be increased by 0.75% of the amount of the Liquidation Preference for the Series A Preferred Stock at such time, for each share; and (b) with respect to the Series B Preferred Stock, zero dollars ($0.00).

                  1.8 "Person" shall mean any individual, corporation, association, company, business trust, partnership, joint venture, joint-stock company, trust, unincorporated organization or association or government or any agency or political subdivision thereof.

                  1.9 "Trading Day" shall mean any day on which trading takes place (a) in the over-the-counter-market and prices reflecting such trading are published by the National Association of Securities Dealers Automated Quotation System or (b) if the Common Stock is then listed or admitted to trading on a national securities exchange, on the principal national securities exchange on which the Common Stock is then listed or admitted to trading.

         Section 2. DIVIDENDS. The Corporation shall not declare or make any dividend or distribution with respect to Common Stock, unless each holder of Series B Preferred Stock concurrently receives dividends or distributions equal in amount and in the same kind of property (whether cash, securities or other property) as such holder would be entitled to receive if all of the outstanding Series B Preferred Stock were converted into Common Stock as of the record date of such dividend or distribution with respect to Common Stock. Except as provided in this Section 2, the Preferred Stock shall not be entitled to receive any dividends.

         Section 3. LIQUIDATION OR DISSOLUTION. Subject to the prior rights of the Corporation's creditors and holders of securities senior to the Preferred Stock in respect of distributions upon liquidation, dissolution or winding-up of the Corporation, in the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Preferred Stock shall be entitled to receive the Liquidation Preference per share, together with accrued and unpaid dividends payable thereon to the d ate fixed for payment of such distribution, if any, before any distribution is made to holders of any Junior Stock. If, upon any such liquidation, dissolution or winding-up of the Corporation, the assets distributable among the holders of Preferred Stock (and any series of preferred stock ranking in parity with the Preferred Stock in respect of distributions upon liquidation, dissolution or winding-up of the Corporation) shall be insufficient to permit the payment in full to such holders of the preferential amount payable to such holders determined as aforesaid, then the holders of Preferred Stock will share ratably in any distribution of the Corporation's assets in proportion to the respective preferential amounts that would have been payable if such assets were sufficient to permit payment in full of all such amounts. After payment of the full amount of the Liquidation Preference for the Series A Preferred Stock, the remaining assets of the Corporation shall be distributed to the holders of the Series B Preferred Stock and the Common Stock on a basis which assumes that each outstanding share of Series B Preferred Stock has been converted to 10 shares of Common Stock. Under this Section 3, a distribution of assets in any dissolution, winding-up, liquidation or reorganization shall not include (a) any consolidation or merger of the Corporation with or into any other corporation, (b) any dissolution, liquidation, winding-up or reorganization of the Corporation immediately followed by reincorporation of a successor corporation or (c) a sale or other disposition of all or substantially all of the Corporation's assets in consideration for the issuance of equity securities of another corporation, provided that the consolidation, merger, dissolution, liquidation, winding-up, reorganization, sale or other disposition does not amend, alter, or change the preferences or rights of the Preferred Stock or the qualifications, limitations or restrictions thereof in a manner that adversely affects the Preferred Stock.

         Section 4. No Voting Rights. The holders of Preferred Stock shall have no right to vote with respect to such stock on any matter which the stockholders of the Corporation have the right to vote.

         Section 5. Conversion Rights.

                 5.1 Conversion of Preferred Stock.

                           5.1.1 The Preferred Stock shall be convertible at
the option of the holders thereof (at no expense to such holders) into fully paid and non-assessable Common Stock at the times set forth in subsection 5.1.5, at the rate (i) in the case of Series A Preferred Stock, the Base Series A Conversion Rate, and (ii ) in the case of Series B Preferred Stock, the Base Series B Conversion Rate; or at the rate which results from the making of any adjustment specified in Section 5.2 hereof. (As used herein, the 'Conversion Rate" shall mean (a) with respect to the Series A Preferred Stock, the Base Series A Conversion Rate; and (b) with respect to the Series B Preferred Stock, the Base Series B Conversion Rate, in each case as adjusted from time to time in accordance with this Section 5.

                           5.1.2 The holder of any shares of Preferred Stock
may exercise the conversion right as to any part thereof by delivering to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Preferred Stock or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and, subject to applicable securities laws, stating the name or names (with address) in which the certificate or certificates for the share of

Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made and such date is referred to herein as the "Conversion Date." As promptly as practicable there after, the Corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Corporation, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash in respect to any fractional interest in a share of Common Stock as provided in subsection
5.1.3 hereof. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the Conversion Rate shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Preferred Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle in all respects the bolder thereof to the rights of Preferred Stock represented thereby to the same extent as if the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

                            5.1.3 No fractional shares of Common Stock or
scrip shall be issued upon conversion of shares of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount determined on the basis of the then Current Market Price per share of Common Stock. Fractional interests shall not be entitled to dividends, and the holders thereof shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.

                           5.1.4 All dividends accrued and unpaid on
Preferred Stock to and including the date of conversion, whether or not declared by the Board of Directors, shall constitute a debt of the Corporation payable without interest to the converting holders and shall be paid by the Corporation on the Conversion Date, in its option, either in cash or by the issuance of Common

Stock at the then Current Market Price per share. in case any shares of Preferred Stock are redeemed, such right of conversion shall cease and terminate, as to the shares to be redeemed, as of the close of business on the business day preceding the Redemption Date (as defined herein) unless default shall be made in the payment of the redemption price for the shares to be so redeemed.

                           5.1.5   The shares of Series B Preferred Stock shall
be convertible pursuant to the provisions of this Section 5 at any time after their issuance, at the option of the holders thereof. The shares of Series
A-1 Preferred Stock shall be convertible pursuant to the provisions of this
Section 5 at the option of the holders thereof, at any time after the earlier of (i) March 31, 1999 and (ii) the date that is one year after the payment in full by the Company of its 8.125% Secured Notes due March 31, 1998 (the "New Notes"). The shares of Series A-2 Preferred Stock shall be convertible pursuant to the provisions of this Section 5 at the option of the holders thereof, at any time after the earlier of (i) March 31, 2000 and (ii) the date that is two year after the payment in full by the Company of the New Notes.

                  5.2 ADJUSTMENTS. The conversion Rate shall be subject to adjustment from time to time as set forth in this Section 5.2.

                           5.2.1  STOCK DIVIDENDS, SUBDIVISIONS AND
         COMBINATIONS. In case at any time, or from time to time, the Corporation shall:

                                    5.2.1(a)   take a record of the
         holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Common Stock;

                                    5.2.1(b)   subdivide its outstanding shares
         of  Common Stock into a larger number of shares of Common Stock;

                                    5.2.1(c)   combine its outstanding shares
         of Common Stock into a smaller number of shares of Common Stock; or

                                    5.2.1(d)   issue by reclassification or
         recapitalization of its Common Stock any other class or series of shares of the Corporation;

then the Conversion Rate in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any Preferred Stock surrendered for conversion after such time shall be entitled to receive the number and kind of shares which he would have owned or have been entitled to receive had such Preferred Stock been converted immediately prior to such time. Such adjustment shall be made whenever any event listed above shall occur.

                           5.2.2   ISSUANCE OF ADDITIONAL SHARES OF COMMON
STOCK. In case at any time, or from time to time, the Corporation shall (except as hereinafter provided) issue or sell any Additional Shares of Common Stock for a consideration per share less than the Current Market Price per share of Common Stock, then the Conversion Rate with respect to the Series A Preferred Stock only (the "Series A Conversion Rate") shall, on the date specified below for determining the Current Market Price, subject to the provisions of subsection 5.2.5 hereof, be adjusted to that number determined by multiplying the Series A Conversion Rate immediately prior to such adjustment by a fraction (a) the numerator of which shall be the number of shares of Common Stock otustanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of such Additional Shares of Common Stock so issued (including shares deemed to have been issued pursuant to subsections 5.2.3 or 5.2.4 hereof), and (b) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock (including shares deemed to have been issued pursuant to subsections 5.2.3 or 5.2.4 hereof) plus the number of shares of Common Stock which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at the Current Market Price. For the purposes of this subsection 5.2.2, the date as of which the Current Market Price per share of Common Stock shall be computed shall be the earlier of (i) the date on which the Corporation shall enter into a firm contract for the issuance or sale of such Additional Shares of Common Stock or (ii) the date of actual issuance of such Additional Shares of Common Stock. The provisions of this subsection 5.2.2 shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under subsection 5.2.1 hereof. No adjustment of the Series A Conversion Rate shall be made under this subsection 5.2.2 upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrant or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant or other rights therefor) pursuant to subsections
5.2.3 or 5.2.4 hereof.

                           5.2.3   ISSUANCE OF WARRANTS OR OTHER RIGHTS.  In
case at any time, or from time to time, the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall otherwise issue, any warrants or other rights to subscribe for or purchase either any Additional Shares of Common Stock or any Convertible Securities and the consideration per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to such warrants or other rights or pursuant to the terms of such Convertible Securities shall be less than the Current Market Price per share of Common Stock, then the Series A Conversion Rate immediately thereafter shall, subject to the provisions of subsection 5.2.5 hereof, be adjusted as provided in subsection
5.2.2 hereof on the basis that (a) the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to affect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date for the determination of the Current Market Price per share of Common Stock as hereinafter provided, and (b) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Corporation for the issuance of such Additional Shares of Common Stock pursuant to such warrants or other rights or pursuant to the terms of such Convertible Securities. For the purposes of this subsection 5.2.3, the date as of which the Current Market Price per share of Common Stock shall be computed shall be the earliest of
(i) the date on which the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any such warrants or other rights, (ii) the date on which the Corporation shall enter into a firm contract for the issuance of such warrants or other rights or
(iii) the date of actual issuance of such warrants or other rights.

                           5.2.4   ISSUANCE OF-CONVERTIBLE SECURITIES.  In
case at any time, or from time to time, the Corporation shall take a record of the holders of its Common Stock for t he purpose of entitling them to receive a distribution of, or shall otherwise issue, any Convertible Securities and the consideration per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the Current Market Price per share of Common Stock, then the Series A Conversion Rate shall, subject to the provisions of subsection 5 .2.5 hereof, be adjusted as provided in subsection 5.2.2 hereof on the basis that (a) the maximum number of Additional Shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date for the determination of the Current Market Price per share of Common Stock as hereinafter provided, and (b) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Corporation for the issuance of such Additional Shares of

Common Stock pursuant to the terms of such Convertible Securities. For the purposes of this subsection 5.2.4, the date as of which the Current Market Price per share of Common Stock shall be computed shall be the earliest of
(i) the date on which the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any such Convertible Securities, (ii) the date on which the Corporation shall enter into a firm contract for the issuance of such Convertible Securities or (iii) the date of actual issuance of such Convertible Securities. No adjustment of the Series A Conversion Rate shall be made under this subsection 5.2.4 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to subsection 5.2.3 hereof.

                           5.2.5   REDUCTION IN AMOUNT OF  ADJUSTMENT,  If,
at the time an adjustment is required by subsections 5.2.2, 5.2.3 or 5.2.4 hereof (hereinafter in this subsection 5.2.5 called a "Series A Adjustment"), there has been any previous adjustment or adjustments of the Series A Conversion Rate under subsections 5.2.3 or 5.2.4 hereof on the basis of the issuance of warrants or other rights or the issuance of Convertible Securities, and

                                    5.2.5(a)   a portion of such warrants or
rights, or the right of conversion or exchange in respect of a portion of such other Convertible Securities, as the case may be, shall have expired without having been exercised; and/or

                                    5.2.5(b)   the consideration per share,
for which shares of Common Stock are issuable pursuant to such warrants or rights or the terms of such other Convertible Securities, shall have been increased solely by virtue of provisions therein contained for an automatic increase in such consideration upon the arrival of a specified date or the happening of a specified event;

then the Series A Conversion Rate after such Adjustment shall be reduced by the Sam (to the extent not used pursuant to this subsection 5.2.5 to reduce previous Series A Adjustments) of the amounts of excess, in respect of each such previous adjustment, of (i) the Series A Conversion Rate immediately after such previous adjustment over (ii) the Series A Conversion Rate which would have been applicable after such adjustment on the basis of

                           (A)   treating the Additional Shares of Common
Stock, if any, theretofore actually issued or issuable pursuant to the previous exercise of such warrants or right 5 or such right of conversion or exchange as having been issued prior to the event requiring such adjustment and for the consideration actually received and receivable therefor, and

                           (B)   treating any such warrants or rights or any
such other Convertible Securities which then remain outstanding as having been granted or issued with such grant or issuance being the event requiring such adjustment and with the consideration per share for which shares of Common Stock are issuable pursuant thereto being the consideration then in effect.

         If the reduction as provided above exceeds the amount of such Series A Adjustment, the excess shall be carried over and used to reduce the amount of any subsequent Series A Adjustment.

                           5.2.6   OTHER PROVISIONS  APPLICABLE TO
ADJUSTMENTS UNDER THIS SECTION. The following provisions shall be applicable to the making of adjustments of the Conversion Rate hereinbefore provided for in this Section 5.2:

                                     5.2.6(a)   TREASURY STOCK.  The sale or
other disposition of any issued shares of Common Stock owned or held by or for the account of the Corporation shall be deemed an issuance thereof for purposes of this Section 5.2, but until so issued such shares shall not be deemed to be outstanding.

                                     5.2.6(b)   COMPUTATION OF CONSIDERATION.
To the extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for a cash consideration, the consideration received by the Corporation therefor shall be deemed to be the amount of the cash received by the Corporation therefor, or, if such Additional Shares of Common Stock or Convertible Securities are offered by the Corporation for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts or expenses paid or incurred by the Corporation for and in the underwriting of, or otherwise in connection with, the issue thereof. To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined by the board of directors of the Corporation or, if objected to in writing by holders of a majority of the outstanding shares of Preferred Stock, a third party mutually acceptable to the Company and such objecting holders. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Corporation for issuing such warrants or other rights, plus the additional consideration payable to the Corporation upon the exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Corporation for issuing any warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Corporation in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Corporation upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividend upon any class of stock other than Common Stock or in payment of any debt, the Corporation shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend or debt so paid or satisfied.

                                    5.2.6(c)   WHEN ADJUSTMENTS ARE TO BE
MADE. The adjustments required by the preceding subsections shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Conversion Rate that would otherwise be required shall be made (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in subsection 5.2.1 hereof) unless and until such adjustment either by itself or with other adjustments not previously made and after giving effect to any reduction provided for in subsection 5.2.5 hereof adds at least 1/50th of a share to the Conversion Rate immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 5.2 and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                                    5.2.6(d)   FRACTIONAL INTERESTS.  In
computing adjustments under this Section 5.2, fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

                                    5.2.6(e)   ANTIDILUTION PROVISIONS.  No
adjustment shall be made as a result of any increase in the number of Additional Shares of

Common Stock issuable or any decrease in the consideration payable upon any issuance of Additional Shares of common Stock, pursuant to any provisions intended solely to avoid dilution contained in any warrants, rights or Convertible Securities.

                                    5.2.6(f)   WHEN ADJUSTMENT NOT REQUIRED.
(i) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                                        (ii) If the Corporation declares or
makes any dividend or distribution with respect to Common Stock, and each holder of Series B Preferred Stock concurrently receives dividends or distributions equal in amount and in the same kind of property (whether cash, securities or other property) as such holder would be entitled to receive if all of the outstanding Series B Preferred Stock were converted into Common Stock as of the record date of such dividend or distribution with respect to Common Stock, then thereafter no adjustment shall be required with respect to such dividend or distribution.

                  5.2.7 MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS. In case the Corporation shall merge with or consolidate into another Person, or shall sell, transfer or otherwise dispose of another Person, or shall sell transfer or otherwise dispose of all or substantially all its property, assets or business to another Person and, pursuant to the terms of such merger, consolidation or disposition of assets, shares of common stock or other securities, property or assets of the successor or acquiring corporation or an affiliate thereof or cash are to be received by or distributed to the holders of Common Stock of the Corporation, then each holder of Preferred Stock shall have the right thereafter to receive, upon conversion of such Preferred Stock, the same consideration that such holder would have been entitled to receive had it converted all of its Preferred Stock to Common Stock immediately prior to the record date with respect to such event. The foregoing provisions of this subsection 5.2.7 shall similarly apply to successive mergers, consolidations or dispositions of assets.

         If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, the Corporation shall not effect any consolidation, merger or sale with the Person having made such offer or with any affiliate of such Person, unless prior to the consummation thereof each holder of shares of Preferred Stock shall have been given a reasonable opportunity to then elect to receive, upon conversion of the shares of Preferred Stock then held by such holder, either the stock, securities, cash or assets then issuable with respect to the Common Stock or the stock, securities, cash or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer.

                           5.2.8   OTHER ACTION AFFECTING COMMON STOCK.  If a
state of facts shall occur which, without being specifically controlled by the provisions of the foregoing Subsections 5.2.1 to 5.2.7, inclusive, would not fairly protect the conversion rights of the Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Corporation shall in good faith make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion rights.

                           5.2.9   NECESSARY CORPORATE ACTION.  Before taking
any action which would result in an adjustment in the Conversion Rate, the Corporation shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

                           5.2.10   TAXES UPON CONVERSION.  The Corporation
shall pay all documentary, stamp or other transaction taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Preferred Stock.

                  5.3 RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion or exchange of shares of Preferred Stock, the full number of whole shares of Common Stock then deliverable upon the conversion or exchange of all shares of Preferred Stock at the time outstanding. All shares of Common Stock which shall be so issuable shall, when issued upon conversion of all or any portion of the Preferred Stock, be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof. Upon conversion of Preferred Stock, the shares of Preferred Stock so converted shall have the status of authorized and unissued Preferred Stock, and the number of shares of preferred stock which the Corporation shall have authority to issue shall be decreased by any such conversion.

                  5.4      NOTICE PROVISIONS.

                           5.4.1    NOTICE OF ADJUSTMENTS.  Whenever the
Conversion Rate or the Series A Conversion Rate shall be adjusted pursuant to
Section 5.2 hereof, the Corporation shall forthwith obtain a certificate signed by the chief financial officer of the Corporation, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Corporation's board of directors determined the fair value of any evidences of indebtedness, shares of stock, other securities or property or assets or warrants or other subscription or purchase rights referred to in Sections 5.2.2 or 5.2.7 hereof) and specifying the Conversion Rate or the Series A Conversion Rate and (if such adjustment was made pursuant to subsections 5.2.7 or 5.2.8 hereof) describing the amount and kind of common stock, securities, property or assets or cash which may be received upon conversion of the Preferred Stock, after giving effect to such adjustment. The Corporation shall promptly cause a signed copy of such certificate to be delivered to each holder of Preferred Stock.

                  5.4.2 NOTICE OF CERTAIN CORPORATE ACTION. In case the Corporation shall propose (a) to pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, (b) to offer to the holders of its Common Stock rights to subscribe for or to purchase any Convertible Securities or Additional Shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision or combination of outstanding shares of Common Stock), (d) to effect any capital reorganization,
(e) to effect any consolidation, merger or sale, transfer or other distribution of all or substantially all its property, assets or business, or (f) to effect the liquidation, dissolution or winding-up of the Corporation, then in each such case, the Corporation shall give to each holder of Preferred Stock a notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend, distribution or rights, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding-up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the affect of such action on the Common Stock, the Conversion Rate and the Series A Conversion Rate after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by (a) or (b) above at least 20 days prior to the record date for determining holders of the Common Stock for purposes of such action and, in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

          Section 6.  OPTIONAL REDEMPTION.

                  6.1 REDEMPTION RIGHT. The Corporation shall have the right to redeem the outstanding Series A Preferred Stock (but not the Series B Preferred Stock), in whole or in part, at any time and from time to time, by paying to the holders thereof in cash a redemption price per share equal to the Liquidation Preference.

                  6 .2 NOTICE OF REDEMPTION. If any shares of Series A Preferred Stock are to be redeemed pursuant to Section 6.1 hereof, notice thereof (the "Redemption Notice) shall be sent at least 30 and not more than 60 days prior to the date fixed for redemption (the "Redemption Date") to each holder of record whose Series A Preferred Stock is to be redeemed, by first class mail, postage pre-paid, to such holder at such holder's address as the same shall appear on the books of the Corporation. The Redemption Notice shall state (a) the Redemption Date, (b) the redemption price, (c) the then current Conversion Rate, (d) that the shares called for redemption may be converted at any time before the close of business on the business day preceding the Redemption Date, (e) that holders who want to convert shares of Series A Preferred Stock must satisfy the requirements of Section 5.1.2 hereof, (f) the place at which certificates for shares of Series A Preferred Stock called for redemption must be surrendered to collect the redemption price, and (g) the Section of this Certificate of Designation, Voting Powers, Preferences and Rights pursuant to which they are to be redeemed.

                  6.3 PARTIAL REDEMPTION. If less than all of the outstanding shares of Preferred stock are to be redeemed, the shares to be redeemed shall be determined pro rata or by lot in a manner fixed by the Board of Directors. On or after the Redemption Date, each holder of shares of Preferred Stock that were called for redemption shall present and surrender the certificate or certificates for such shares to the Corporation at the place designated in the Redemption Notice and thereupon the redemption price of such shares shall be paid to, or to the order of, the person whose name appears on such certificate or certificates as the owner thereof. From and after the Redemption Date, unless the Corporation shall default in the payment of redemption price pursuant to the Redemption Notice, all dividends on the Preferred Stock shall cease to accrue and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price (but without interest thereon), shall cease and terminate. Any and all shares of Preferred Stock redeemed, purchased or otherwise acquired by the Corporation thereafter shall be canceled and returned to the status of authorized and unissued Preferred Stock.

                  6.4 TRANSFER BOOKS. To facilitate the redemption of any shares of Preferred Stock, the Board of Directors is authorized to cause the transfer books for such Preferred Stock to be closed as to the shares to be redeemed, unless the rules of any national securities exchange or automated quotation system on which the Preferred Stock may be listed or quoted prohibit the closing of such transfer books.

         Section 7. NO PREEMPTIVE RIGHTS. No holder of Preferred Stock shall have any preemptive or preferential right of subscription to any shares of stock of the Corporation, or to options, warrants or other interests therein or therefor, or to any obligations convertible into stock of the Corporation, issued or sold, or any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, from time to time may determine and at such price or prices as the Board of Directors from time to time may fix pursuant to the authority conferred by the Corporation's Certificate of Incorporation.

         Section 8. CERTAIN RESTRICTIONS. So long as any Preferred Stock is outstanding, the Corporation shall not, without the consent of holders of a majority of the outstanding shares of Preferred Stock, (i) purchase, redeem or otherwise acquire any shares of any class of the Corporation's outstanding capital stock, other than an amount of stock at any time permitted to be purchased by the Company under Rule l0b-18 under the Securities Exchange Act of 1934, (ii) issue any class or series of any class of capital stock which ranks prior to or PARI PASSU with the Preferred Stock with respect to dividend rights or rights on liquidation, winding-up or dissolution of the Corporation or (iii) amend, alter or change the preferences or rights of any series or class of capital stock of the Corporation (including the Preferred Stock) or the qualifications, limitations or restrictions thereof if such amendment, alteration or change adversely affects the Preferred Stock.

         IT WITNESS WHEREOF, Perceptronics, Inc. has caused its seal and hereunto affixed and this certificate to be signed by its president and its corporate seal attested to by its secretary as of this 27th day of April, 1993.


                                              PERCEPTRONICS, INC.


                                              By:  /s/ Gershon Weltman
                                                   ------------------------
                                                   Gershon Weltman, Ph.D.
                                                   Chief Executive Officer

(seal)

 ATTEST:

/s/ Sarah A.S. Goldberg
-------------------------
  4-27-93
-------------, Secretary

                    CERTIFICATE OF RESTORATION AND REVIVAL OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               PERCEPTRONICS, INC.


         Perceptronics, Inc. (hereinafter called the "corporation"), a corporation organized under the laws of Delaware, the Certificate of Incorporation of which was voided for failure to pay franchise taxes, now desires to procure a restoration, renewal and revival of its Certificate of Incorporation, and hereby certifies as follows:

         1.       The name of the corporation is Perceptronics, Inc.

         2. The address of the registered office of the corporation in the State of Delaware and the name of the registered agent at such address are as follows: National Registered Agents, Inc. 9 East Lockerman Street, Dover, Delaware 19901, County of Kent.

         3. The date of filing the corporation's Original Certificate of Incorporation in the State of Delaware was on September 9, 1987.

         4. The corporation hereby procures a restoration and revival of its Certificate of Incorporation, which became inoperative by law on March 1, 1997, pursuant to the General Corporation Law of the State of Delaware.

         5. The Certificate of Incorporation of the corporation, which provides for and will continue to provide for, perpetual duration, shall, upon the filing of this Certificate of Restoration and Revival of Certificate of Incorporation in the Department of State of the State of Delaware, be restored and revived and shall become fully operative.

         6. This Certificate of Restoration and Revival of Certificate of Incorporation is filed by authority of the duly elected directors as prescribed by Section 312 of the General Corporation Law of the State of Delaware.

         Executed on this 29th day of June, 1998.


                                                     /s/ Gershon Weltman
                                                     ---------------------------
                                                     Dr. Gershon Weltman
                                                     Chief Executive Officer